UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

MSCI Inc. (“MSCI” or the “Company”) is furnishing this Current Report on Form 8-K (the “Report”) to recast certain previously reported amounts to conform with the change in reportable segments, effective January 1, 2021, and as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 that was previously filed with the Securities and Exchange Commission by MSCI on February 12, 2021 (the “2020 Form 10-K”).

MSCI has five operating segments: Index, Analytics, ESG, Real Estate and The Burgiss Group, LLC (“Burgiss”). Prior to January 1, 2021, the Index and Analytics operating segments were presented separately as individual reportable segments and the ESG, Real Estate and Burgiss operating segments were combined and presented under the All Other reportable segment since, individually, they did not meet the threshold for a separate reportable segment.

Beginning with the three-month period ending March 31, 2021, MSCI will present the ESG operating segment as a separate reportable segment. It will also be renamed ESG and Climate. This change reflects the increased focus of the Chief Operating Decision Makers on this segment and its growing significance to MSCI. Management believes this presentation will provide additional transparency around the drivers of growth and investments being made with respect to MSCI’s ESG and Climate and private assets offerings. The Real Estate and Burgiss operating segments, which continue to not meet the thresholds for separate reportable segments, will be combined and presented under the All Other – Private Assets reportable segment. Burgiss is an equity-method investment, therefore, the All Other – Private Assets reportable segment does not include the Company’s proportionate share of operating revenues and Adjusted EBITDA related to Burgiss. This change does not impact the Index and Analytics reportable segments.

The Company is furnishing this Form 8-K to provide investors with historical segment information that is consistent with the change in reportable segments. The schedules in Exhibit 99.1 provide unaudited segment information and segment measures on the basis of the new reportable segments for the previously reported years ended December 31, 2020, 2019 and 2018 and the three-month periods ended March 31, 2020, June 30, 2020 and September 30, 2020. The recast financial information contained in Exhibit 99.1 does not represent a restatement or reissuance of previously issued financial statements.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Supplemental Historical Segment Financial Information of MSCI Inc.
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: February 23, 2021	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer